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                                                                    EXHIBIT 23.2

                         INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Post Effective Amendment No. 1 to Registration Statement No. 333-95179 of Internet America, Inc., on Form SB-2 of our report dated August 13, 1999 (Except for fourth paragraph of Note 12, as to which the date is November 22, 1999), appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.


/s/ DELOITTE & TOUCHE LLP


Dallas, Texas
June 16, 2000